Exhibit 4.16

Dated	30 June 2008

SABMILLER PLC

as Issuer

– and –

MILLER BREWING COMPANY

as US Guarantor

– and –

MBC1, LLC, MBC2, LLC, MILLER PRODUCTS COMPANY, LLC

MILLER BREWERIES EAST, LLC AND MILLER BREWERIES WEST LP

as Former US Guarantors

– and –

THE BANK OF NEW YORK

as Fiscal Agent

THIRD SUPPLEMENTAL 2033 FISCAL AND PAYING AGENCY AGREEMENT

Dated as of 30 June 2008

US$300,000,000 6.625% Guaranteed Notes due 15 August 2033

[Lovell’s Logo]

Lovells LLP

Atlantic House, Holborn Viaduct

London, EC1A 2FG

This Third Supplemental 2033 Fiscal and Paying Agency Agreement (as the same may be amended, restated, modified or supplemented from time to time, the “Supplemental Agreement”) is made on 30 June 2008 among SABMiller, plc, a public limited company duly organized and existing under the laws of England and Wales (the “Issuer” or “SABMiller”); Miller Brewing Company, a corporation duly organized and existing under the laws of the State of Wisconsin (the “US Guarantor” or “Miller”); MBC1, LLC, a limited liability company organized and existing under the laws of the State of Wisconsin (“MBC1”); MBC2, LLC, a limited liability company organized and existing under the laws of the State of Wisconsin (“MBC2”); Miller Products Company, LLC (formerly Miller Products Company), a limited liability company organized and existing under the laws of the State of Wisconsin (“MPC”); Miller Breweries East, LLC (formerly Miller Breweries East, Inc.), a limited liability company organized and existing under the laws of the State of Wisconsin (“MBE”); and Miller Breweries West, LP, a limited partnership duly organized and existing under the laws of the State of Wisconsin (“MBW” and together with MBC1, MBC2, MPC and MBE, the “Former US Guarantors”); and The Bank of New York, as fiscal and principal paying agent (the “Fiscal Agent”) and is supplemented to the 2033 Fiscal and Paying Agency Agreement dated as of 13 August 2003 as supplemented by the Supplemental 2033 Fiscal and Paying Agency Agreement on 26 May 2004 and by the Second Supplemental 2033 Fiscal and Paying Agency Agreement on 28 March 2008 (as so supplemented, the “2033 Fiscal and Paying Agency Agreement”).

WITNESSETH:

WHEREAS, the Issuer issued US$300,000,000 principal amount of its 6.625% notes due 2033 (the “2033 Notes”), on the terms set out in the 2033 Fiscal and Paying Agency Agreement, guaranteed as to payment of principal and interest owing by the Issuer with respect to the 2033 Notes pursuant to guarantees by the Former US Guarantors (the “2033 Former US Guarantees”) and the US Guarantor;

WHEREAS, Section 6(a) of the Conditions of the 2033 Notes provides that none of the Former US Guarantors may sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than any sale or conveyance by way of a temporary lease in the ordinary course of business), unless it satisfies the conditions set out in Section 6(a)(i) to (vi) of the Conditions;

WHEREAS, the Former US Guarantors now wish to transfer substantially the entirety of their respective properties and assets (other than by way of a sale or conveyance by way of a temporary lease in the ordinary course of business), directly or indirectly through other Former US Guarantors, to Miller, and Miller will assume all of the obligations of the Former US Guarantors under the 2033 Former US Guarantees, the 2033 Fiscal and Paying Agency Agreement and the 2033 Notes; and

WHEREAS, the parties wish to enter into this Supplemental Agreement to supplement the 2033 Fiscal and Paying Agency Agreement upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follow:

1.	DEFINED TERMS

Terms defined in the 2033 Fiscal and Paying Agency Agreement and not otherwise defined herein shall have the same meaning where used in this Supplemental Agreement.

2.	SUPPLEMENTAL AGREEMENT

(a)	The Issuer shall on the date hereof deliver to the Fiscal Agent:

(i)	a certificate of the Former US Guarantors executed by the relevant Authorized Officers, in the form set out as Exhibit A to this Supplemental Agreement; and

(ii)	an opinion of counsel in the form set out as Exhibit B to this Supplemental Agreement;

(b)	thereupon, the US Guarantor, for value received, shall, and hereby does, expressly assume the obligations of the Former US Guarantors under the 2033 Fiscal and Paying Agency Agreement (as supplemented hereby), the 2033 Former US Guarantees and the 2033 Notes, including without limitation, to pay Additional Amounts, and the due and punctual performance and observance of every covenant and condition to be performed or observed by the Former US Guarantors set out therein; and

(c)	each of the Former US Guarantors shall be, and hereby is, relieved of its obligations and covenants under the 2033 Former US Guarantees, the 2033 Fiscal and Paying Agency Agreement and the 2033 Notes. The Former US Guarantors have no further obligations, whether direct or contingent, under the 2033 Former US Guarantees or the 2033 Notes and each of the 2033 Former US Guarantees is hereby extinguished.

3.	REPRESENTATIONS

Each of the Former US Guarantors and the US Guarantor represents, warrants and covenants to the Fiscal Agent as follows:

(a)	immediately after giving effect to the transfer of assets by the Former US Guarantors to the US Guarantor, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing;

(b)	the US Guarantor is a corporation incorporated under the laws of the State of Wisconsin; and

(c)	the assets of each of the Former US Guarantors and the US Guarantor will not, as a result of the transfer of assets, become subject to a Lien which would not be permitted by the 2033 Notes or under the 2033 Fiscal and Paying Agency Agreement.

4.	EFFECT OF THIS SUPPLEMENTAL AGREEMENT

Each of the parties hereto hereby acknowledges and agrees that on and prior to the date hereof each Former US Guarantor is subject to the provisions of Section 6(a) of the 2033 Notes as if it were a guarantor named therein. This Supplemental Agreement supplements the terms of the 2033 Fiscal and Paying Agency Agreement and unless otherwise specified in this Supplemental Agreement, the 2033 Fiscal and Paying Agency Agreement shall continue in full force and effect. The US Guarantor shall be subject to the terms of the 2033 Fiscal and Paying Agency Agreement and the 2033 Notes as if the US Guarantor had been named therein as a Former US Guarantor.

5.	PAYMENT OF TAXES

The Issuer and the US Guarantor agree to pay all stamp and other duties, if any, to which, under the laws of the United States of America, this Supplemental Agreement may be subject.

6.	NOTICES

All notices or communications hereunder, except as herein otherwise specifically provided, shall be in English and in writing:

If sent to the Issuer delivered or sent via facsimile and confirmed at:

SABMiller plc

SABMiller House

Church Street West

Woking GU21 6HS

England

Fax: +44-1483-264251

Attention: Treasury

If sent to the US Guarantor, MBC1, MBC2, MPC, MBE or MBW delivered or sent via facsimile and confirmed at:

Miller Brewing Company

3939 West Highfield Blvd.

Milwaukee, Wisconsin 53208

USA

Fax: +1-414-931-2000

Attention: General Counsel

If sent to the Fiscal Agent, delivered or sent via facsimile and confirmed at:

The Bank of New York

101 Barclay Street, 4E

New York, NY 10286

U.S.A.

Fax: +1-212-815-5390

Attention: Global Finance Americas

7.	GOVERNING LAW

(a)	This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)	The US Guarantor hereby irrevocably agrees that any legal suit, action or proceeding against it, arising out of or based upon the 2033 Fiscal and Paying Agency Agreement, this Supplemental Agreement or any of the 2033 Notes may be instituted in any state or federal court in the Borough of Manhattan, the City or New York, New York, and, to the fullest extent permitted by law, irrevocably waive any objection which it may now or hereinafter have to the laying of venue or any such proceeding, irrevocably waive any objection based on the absence of a necessary or indispensable party in any such proceeding, irrevocably accept and submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding (but only for such purpose) and irrevocably waive any and all right to trial by jury. The Issuer expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.

8.	COUNTERPARTS

This Supplemental Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

9.	SEPARABILITY

In case any provisions in this Supplemental Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

10.	EFFECT OF HEADINGS, EXHIBITS AND SCHEDULES

The Section headings are for convenience only and shall not affect the construction of this Supplemental Agreement. All Exhibits to this Supplemental Agreement form integral parts hereof. References herein to Sections, subsections or Exhibits without further identification of the document to which the reference is made are references to provisions and parts of this Supplemental Agreement. The words “herein,” “hereof” and “hereunder” are used in this Supplemental Agreement to refer to this Supplemental Agreement as a whole and not to any individual part of this Supplemental Agreement, unless otherwise expressly provided herein.

11.	SUCCESSORS AND ASSIGNS

All covenants and agreements in this Supplemental Agreement by a party shall bind its successors and assigns, if any, whether so expressed or not.

12.	BENEFITS OF AGREEMENT

Nothing in this Supplemental Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the registered holders any benefit or any legal or equitable right, remedy or claim under this Supplemental Agreement.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the date first above written.

SABMiller plc

By:	/s/ Stephen Shapiro
	Name:	Stephen Shapiro
	Title:	Deputy General Counsel and Deputy Company Secretary

[Signature page to Third Supplemental 2033 Fiscal and Paying Agency Agreement]

Miller Brewing Company

By:	/s/ Michael T. Jones
	Name:	Michael T. Jones
	Title:	Senior Vice President – General Counsel and Secretary

[Signature page to Third Supplemental 2033 Fiscal and Paying Agency Agreement]

Miller Products Company, LLC

By:	/s/ Michael T. Jones
	Name:	Michael T. Jones
	Title:	Vice President and Secretary

[Signature page to Third Supplemental 2033 Fiscal and Paying Agency Agreement]

MBC1, LLC

By:	/s/ Michael T. Jones
	Name:	Michael T. Jones
	Title:	Vice President and Secretary

[Signature page to Third Supplemental 2033 Fiscal and Paying Agency Agreement]

MBC2, LLC

By:	/s/ Michael T. Jones
	Name:	Michael T. Jones
	Title:	Vice President and Secretary

[Signature page to Third Supplemental 2033 Fiscal and Paying Agency Agreement]

Miller Breweries East, LLC

By:	/s/ Michael T. Jones
	Name:	Michael T. Jones
	Title:	Vice President and Secretary

[Signature page to Third Supplemental 2033 Fiscal and Paying Agency Agreement]

Miller Breweries West Limited
Partnership by MBC2, LLC, its General Partner

By:	/s/ Michael T. Jones
	Name:	Michael T. Jones
	Title:	Vice President and Secretary

[Signature page to Third Supplemental 2033 Fiscal and Paying Agency Agreement]

The Bank of New York
as Fiscal Agent

By:	/s/ Timothy E. Burke
	Name:	Timothy E. Burke
	Title:	Vice President

[Signature page to Third Supplemental 2033 Fiscal and Paying Agency Agreement]

EXHIBIT A

MBC1, LLC

MBC2, LLC

MILLER PRODUCTS COMPANY, LLC

MILLER BREWERIES EAST, LLC

MILLER BREWERIES WEST LP

Authorized Officer’s Certificate

Re:	SABMiller plc (“SABMiller”) US$300,000,000 6.625% Guaranteed Notes due 2033 (the “2033 Notes”)

MBC1, LLC, a limited liability company organized and existing under the laws of the State of Wisconsin (“MBC1”); MBC2, LLC, a limited liability company organized and existing under the laws of the State of Wisconsin (“MBC2”); Miller Products Company, LLC (formerly Miller Products Company), a limited liability company organized and existing under the laws of the State of Wisconsin (“MPC”); Miller Breweries East, LLC (formerly Miller Breweries East, Inc.), a limited liability company organized and existing under the laws of the State of Wisconsin (“MBE”); and Miller Breweries West, LP, a limited partnership duly organized and existing under the laws of the State of Wisconsin (“MBW” and together with MBC1, MBC2, MPC and MBE, the “Former US Guarantors”) have transferred substantially the entirety of their respective properties and assets (other than by way of a sale or conveyance by way of a temporary lease in the ordinary course of business), directly or indirectly through other Former US Guarantors, to Miller Brewing Company, a corporation duly organized and existing under the laws of the State of Wisconsin (“Miller”), and Miller will assume all of the obligations of the Former US Guarantors under the 2033 Notes, the 2033 Fiscal and Paying Agency Agreement (as defined below) and the 2033 Former US Guarantees relating thereto (the “Asset Transfer”).

The undersigned,                                         , an Authorized Officer of the Former US Guarantors for the purposes of the third Supplemental 2033 Fiscal and Paying Agency Agreement (the “Third 2033 Supplement”) dated as of the date hereof by and among SABMiller, Miller, the Former US Guarantors, The Bank of New York, as fiscal agent, principal paying agent, transfer agent and registrar (the “Fiscal Agent”), to the 2033 Fiscal and Paying Agency Agreement dated 13 August 2003 (the “2033 Fiscal and Paying Agency Agreement”) by and among SABMiller, Miller, SABMiller Finance B.V. (the “Finance Guarantor”), the Fiscal Agent and The Bank of New York, London, as London paying agent and transfer agent (together with the Fiscal Agent, the “Agents”), as supplemented by the first supplemental 2033 Fiscal and Paying Agency Agreement dated 26 May 2004 by and among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Fiscal Agent (the “First 2033 Supplement”) and the second Supplemental 2033 Fiscal and Paying Agency Agreement dated 28 March 2008 by and among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Fiscal Agent (the “Second 2033 Supplement” and, together with the First 2033 Supplement and the Third 2033 Supplement, the “Supplements”) in connection with the 2033 Notes, pursuant to Section 6(a)(vi) of the Conditions of the 2033 Notes and Section 2(a)(i) of the Third 2033 Supplement, hereby certifies as follows:

The Asset Transfer complies with Section 6 of the Conditions of the 2033 Notes and all of the respective conditions precedent provided therein relating to the transfer have been complied with. In addition, the Third 2033 Supplement complies with Section 6 of the Conditions of the 2033 Notes.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the 2033 Fiscal and Paying Agency Agreement as supplemented by the Supplements.

IN WITNESS WHEREOF, I have signed my name unto this certificate as an Authorized Officer of the Former US Guarantors.

Dated: 30 June 2008

Miller Products Company, LLC

By:
Name:
Title:

MBC1, LLC

By:
Name:
Title:

MBC2, LLC

By:
Name:
Title:

Miller Breweries East, LLC

By:
Name:
Title:

Miller Breweries West Limited Partnership by MBC2, LLC, its General Partner

By:
Name:
Title:

A-2

EXHIBIT B

Lovelle LLP
Atlantic House
Holborn Viaduct
London EC1A 2FG
Tel: +44 (0) 20 7296 2000
Fax: + 44 (0) 20 7296 2001

30 June 2008

Our ref Matter ref

The Bank of New York

101 Barclay Street, 4E

New York, NY 10286

U.S.A.

Re:	MILLER BREWING COMPANY (“MILLER”) US$600,000,000 4.25% GUARANTEED NOTES DUE 2008 (THE “2008 NOTES”)

MILLER US$1,100,000,000 5.50% GUARANTEED NOTES DUE 2013 (THE “2013 NOTES”)

SABMILLER PLC (“SABMILLER”) US$300,000,000 6.625% GUARANTEED NOTES DUE 2033 (THE “2033 NOTES”)

SABMILLER US$300,000,000 FLOATING RATE NOTES DUE 2009 (THE “2009 NOTES”)

SABMILLER US$600,000,000 6.20% NOTES DUE 2011 (THE “2011 NOTES”)

SABMILLER US$850,000,000 6.50% NOTES DUE 2016 (THE “2016 NOTES” AND TOGETHER WITH THE 2008 NOTES, THE 2013 NOTES, THE 2033 NOTES, THE 2009 NOTES AND THE 2011 NOTES, THE “NOTES”)

Ladies and Gentlemen:

We have acted as special New York counsel for SABMiller, a public limited company incorporated under the laws of England and Wales, Miller, a corporation incorporated under the laws of the State of Wisconsin, MBC1, LLC, a limited liability company organized under the laws of the State of Wisconsin (“MBC1”), MBC2, LLC, a limited liability company organized under the laws of the State of Wisconsin (“MBC2”), Miller Products Company, LLC (formerly Miller Products Company), a limited liability company organized a corporation incorporated under the laws of the State of Wisconsin (“MPC”), Miller Breweries West, L.P., a Wisconsin limited partnership (“MBW”), and Miller Breweries East, LLC (formerly Miller Breweries East, Inc.), a limited liability company under the laws of the State of Wisconsin (“MBE”) (MBC1, MBC2, MPC, MBW and MBE being collectively called the “Former US Guarantors”), in connection with the transfer by the Former US Guarantors of substantially the entirety of their properties and assets (the “Asset Transfer”) directly or indirectly through other Former US Guarantors, to Miller and in connection with:

(a)

the third Supplemental 2008 Fiscal and Paying Agency Agreement (the “Third 2008 Supplement”) dated as of the date hereof by and among SABMiller, Miller, the Former US Guarantors and the Fiscal Agent (as defined below) to the 2008 Fiscal and Paying Agency

Agreement dated 13 August 2003 (the “2008 Fiscal and Paying Agency Agreement”) by and among SABMiller, Miller, SABMiller Finance B.V. (the “Finance Guarantor”), The Bank of New York, as fiscal agent, principal paying agent, transfer agent and registrar (the “Fiscal Agent”), and The Bank of New York, London, as London paying agent and transfer agent (together with the Fiscal Agent, the “Agents”) as supplemented by the first supplemental 2008 Fiscal and Paying Agency Agreement dated 26 May 2004 (the “First 2008 Supplement”) by and among SABMiller, Miller, the Former US Guarantors and the Fiscal Agent, and the second supplemental 2008 Fiscal and Paying Agency Agreement dated 28 March 2008 (the “Second 2008 Supplement”) by and among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Fiscal Agent in connection with the 2008 Notes;

(b)	the third Supplemental 2013 Fiscal and Paying Agency Agreement (the “Third 2013 Supplement”) dated as of the date hereof by and among SABMiller, Miller, the Former US Guarantors and the Fiscal Agent to the 2013 Fiscal and Paying Agency Agreement dated 13 August 2003 (the “2013 Fiscal and Paying Agency Agreement”) by and among SABMiller, Miller, the Finance Guarantor, and the Agents, as supplemented by the first supplemental 2013 Fiscal and Paying Agency Agreement dated 26 May 2004 (the “First 2013 Supplement”) by and among SABMiller, Miller, the Former US Guarantors and the Fiscal Agent, and the second supplemental 2013 Fiscal and Paying Agency Agreement dated 28 March 2008 (the “Second 2013 Supplement”) by and among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Fiscal Agent in connection with the 2013 Notes;

(c)	the third Supplemental 2033 Fiscal and Paying Agency Agreement (the “Third 2033 Supplement”) dated as of the date hereof by and among SABMiller, Miller, the Former US Guarantors and the Fiscal Agent to the 2033 Fiscal and Paying Agency Agreement dated 13 August 2003 (the “2033 Fiscal and Paying Agency Agreement”) by and among SABMiller, Miller, the Finance Guarantor, and the Agents, as supplemented by the first supplemental 2033 Fiscal and Paying Agency Agreement dated 26 May 2004 (the “First 2033 Supplement”) by and among SABMiller, Miller, the Former US Guarantors and the Fiscal Agent, and the second supplemental 2033 Fiscal and Paying Agency Agreement dated 28 March 2008 (the “Second 2033 Supplement”) by and among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Fiscal Agent in connection with the 2033 Notes;

(d)	the second Supplemental 2009 Fiscal and Paying Agency Agreement (the “Second 2009 Supplement”) dated as of the date hereof by and among SABMiller, Miller, the Former US Guarantors and the Fiscal Agent to the 2009 Fiscal and Paying Agency Agreement dated as of 5 July 2006 (the “2009 Fiscal and Paying Agency Agreement”) among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Agents, as supplemented by the first supplemental 2009 Fiscal and Paying Agency Agreement dated as of 28 March 2008 (the “2009 Supplement”) by and among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Fiscal Agent in connection with the 2009 Notes;

(e)	the second Supplemental 2011 Fiscal and Paying Agency Agreement (the “Second 2011 Supplement”) dated as of the date hereof by and among SABMiller, Miller, the Former US Guarantors and the Fiscal Agent to the 2011 Fiscal and Paying Agency Agreement dated as of 5 July 2006 (the “2011 Fiscal and Paying Agency Agreement”) among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Agents, as supplemented by the first supplemental 2011 Fiscal and Paying Agency Agreement dated as of 28 March 2008 (the “2011 Supplement”) by and among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Fiscal Agent in connection with the 2011 Notes; and

(f)

the second Supplemental 2016 Fiscal and Paying Agency Agreement (the “Second 2016 Supplement” and together with the Third 2008 Supplement, the Third 2013 Supplement, the Third 2033 Supplement, the Second 2009 Supplement and the Second 2011 Supplement, the “Supplements” and each a “Supplement”) dated as of the date hereof by and among SABMiller, Miller, the Former US Guarantors and the Fiscal Agent to the 2016 Fiscal and Paying Agency

B-2

Agreement dated as of 5 July 2006 (the “2016 Fiscal and Paying Agency Agreement” and together with the First 2016 Supplement (as defined below), the 2006 Fiscal and Paying Agency Agreement, the First 2008 Supplement, the Second 2008 Supplement, the 2013 Fiscal and Paying Agency Agreement, the First 2013 Supplement, the Second 2013 Supplement, the 2033 Fiscal and Paying Agency Agreement, the First 2033 Supplement, the Second 2033 Supplement, the 2009 Fiscal and Paying Agency Agreement, the First 2009 Supplement, the 2011 Fiscal and Paying Agency Agreement and the First 2011 Supplement, the “Fiscal and Paying Agency Agreements”) among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Agents, as supplemented by the first supplemental 2016 Fiscal and Paying Agency Agreement dated as of 28 March 2008 (the “2016 Supplement”) by and among SABMiller, Miller, the Finance Guarantor, the Former US Guarantors and the Fiscal Agent in connection with the 2016 Notes.

This opinion is being delivered to the Fiscal Agent at the request of the Former US Guarantors pursuant to Section 6(a)(vi) of the Conditions of each of the Notes and Section 2(a)(ii) of the Supplements.

Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Fiscal and Paying Agency Agreements as supplemented by the Supplements.

For the purpose of rendering the opinion set forth below, we have examined, inter alia, the following documents, or copies thereof:

(a)	the form of the Supplements; and

(b)	the Fiscal and Paying Agency Agreements;

The Supplements and the Fiscal and Paying Agency Agreements are sometimes collectively referred to herein as the “Agreements”.

Assumptions

In rendering the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, corporate records and other documents as we have deemed necessary or appropriate for purposes of this opinion. In examining the foregoing agreements, records and documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. As to various questions of fact material to the opinion expressed herein, we have relied upon certificates, statements and representations of SABMiller, Miller and the Former US Guarantors and of their respective officers and representatives and of public officials and other sources believed by us to be responsible (including, without limitation, the representations contained in the Supplements).

We have also assumed that: (A) each of SABMiller, Miller and the Former US Guarantors has all requisite right, power and authority and has taken all necessary action (corporate, limited partnership, limited liability company or otherwise) under the laws of its respective jurisdiction of incorporation or organization, as the case may be, to execute and deliver the Supplements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby; (B) the Fiscal Agent has all requisite right, power and authority and has taken all necessary action to execute and deliver the Supplements, to perform its obligations thereunder and to consummate the transactions contemplated thereby; and (C) the Agreements were duly authorized, executed and delivered by each of the respective parties thereto under the laws of their respective jurisdictions of incorporation and are their valid and legally binding agreements, enforceable in accordance with their terms.

B-3

Opinion

Based upon the foregoing and such examination of law as we have deemed necessary, and subject to the assumptions and qualifications stated herein, we are of the opinion that the Asset Transfer complies with Section 6 of the Conditions of each of the Notes and all of the respective conditions precedent provided therein relating to the transfer have been complied with. In addition, each Supplement complies with Section 6 of the related Conditions.

The opinion stated herein is limited to the Federal laws of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction.

Our opinion is based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change at any time, prospectively and retroactively. We also note that new developments in rulings of any agency, administrative regulations, court decisions, legislative changes or changes in the facts or other information upon which our opinion is based may have an adverse effect on the legal consequences described herein. We assume no obligation to advise you with respect to any such changes or developments referred to herein that may occur hereafter, although we note that any such change or development could be retroactive so as to apply to any of the transactions contemplated by the Agreements.

This letter is furnished to you solely for your benefit in your capacity as Fiscal and Paying Agent under the Fiscal and Paying Agency Agreements and in connection with the Supplements and may not be disclosed to or relied upon by anyone else without our prior written consent in each instance or relied upon by you in any other context.

Very truly yours,

Lovells LLP

B-4